As filed with the Securities and Exchange Commission on July 31, 1997


                                                              File No. 811-8858
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940


                                 Amendment No. 9

--------------------------------------------------------------------------------

                              CORE TRUST (DELAWARE)
             (Exact Name of Registrant as Specified in its Charter)

                   Two Portland Square, Portland, Maine 04101
                     (Address of Principal Executive Office)

        Registrant's Telephone Number, including Area Code: 207-879-1900
--------------------------------------------------------------------------------

                            David I. Goldstein, Esq.
                         Forum Financial Services, Inc.
                               Two Portland Square
                              Portland, Maine 04101
                     (Name and Address of Agent for Service)

                                   Copies to:


                             R. Darrell Mounts Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.S.
                                  Second Floor
                           Washington, D.C. 20036-1800

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.

                                     PART A
                              CORE TRUST (DELAWARE)

PRIME MONEY MARKET PORTFOLIO                      INDEX PORTFOLIO
MONEY MARKET PORTFOLIO                            INCOME EQUITY PORTFOLIO
POSITIVE RETURN BOND PORTFOLIO                    LARGE COMPANY GROWTH PORTFOLIO
STABLE INCOME PORTFOLIO                           SMALL COMPANY STOCK PORTFOLIO
MANAGED FIXED INCOME PORTFOLIO                    SMALL COMPANY GROWTH PORTFOLIO
TOTAL RETURN BOND PORTFOLIO                       SMALL COMPANY VALUE PORTFOLIO
                                                  INTERNATIONAL PORTFOLIO



No changes are effected by this Post-Effective Amendment No. 9 to the disclosure regarding Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Income Equity Portfolio, Index Portfolio Large Company Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio and International Portfolio, included in Registrant's Registration Statement filed May 30, 1997.

                                     PART B
                              CORE TRUST (DELAWARE)


PRIME MONEY MARKET PORTFOLIO                      INDEX PORTFOLIO
MONEY MARKET PORTFOLIO                            INCOME EQUITY PORTFOLIO
POSITIVE RETURN BOND PORTFOLIO                    LARGE COMPANY GROWTH PORTFOLIO
STABLE INCOME PORTFOLIO                           SMALL COMPANY STOCK PORTFOLIO
MANAGED FIXED INCOME PORTFOLIO                    SMALL COMPANY GROWTH PORTFOLIO
TOTAL RETURN BOND PORTFOLIO                       SMALL COMPANY VALUE PORTFOLIO
                                                  INTERNATIONAL PORTFOLIO


No changes are effected by this Post-Effective Amendment No. 9 to the disclosure regarding Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Index Portfolio Income Equity Portfolio, Large Company Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio and International Portfolio, included in Registrant's Registration Statement filed May 30, 1997.

                                     PART A

                              CORE TRUST (DELAWARE)

                             TREASURY CASH PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                 CASH PORTFOLIO

No changes are effected by this Post-Effective Amendment No. 9 to the disclosure regarding Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio included in Registrant's Registration Statement filed January 3, 1997.

                                     PART B
                              CORE TRUST (DELAWARE)

                             TREASURY CASH PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                 CASH PORTFOLIO

No changes are effected by this Post-Effective Amendment No. 9 to the disclosure regarding Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio included in Registrant's Registration Statement filed January 3, 1997.

                                     PART A

                              CORE TRUST (DELAWARE)

                               TREASURY PORTFOLIO

Part A of this Registration Statement on Form N-1A, as amended through the date hereof, relating to the Treasury Portfolio of Core Trust (Delaware) consists of the following Private Placement Memorandum of the Treasury Portfolio. Responses to Items 1, 2, 3 and 5A of Form N-1A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

                                     PART B
                              CORE TRUST (DELAWARE)

                               TREASURY PORTFOLIO

Part B of this Registration Statement on Form N-1A, as amended through the date hereof, relating to the Treasury Portfolio of Core Trust (Delaware) consists of the following Statement of Additional Information of the Treasury Portfolio.

                                     PART A
                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                               TREASURY PORTFOLIO


                                 August 1, 1997


This Private Placement Memorandum relates to beneficial interests in the Treasury Portfolio (the "Portfolio") of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment Company.

Investments in the Portfolio may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in the Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.


This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in the Portfolio. An investor may subscribe for a beneficial interest in the Portfolio by contacting Forum Financial Services, Inc., the Trust's placement agent, at Two Portland Square, Portland, Maine 04101, (207) 879-6200, for a complete subscription package, including a subscription agreement. The Trust and the Placement Agent reserve the right to refuse to accept any subscription for any reason.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                                               PAGE

         General Description of the Trust and the Portfolio.............................        1
                  Introduction..........................................................        1
                  Investment Objective..................................................        1
                  Investment Policies...................................................        2
         Management        .............................................................        4
         Capital Stock and Other Securities.............................................        6
         Purchase of Securities.........................................................        7
         Redemption or Repurchase.......................................................        8
         Other Information .............................................................        9

--------------------------------------------------------------------------------
THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                          PRIVATE PLACEMENT MEMORANDUM

                               TREASURY PORTFOLIO


                                 August 1, 1997


GENERAL DESCRIPTION OF THE TRUST AND THE PORTFOLIO (ITEM 4 TO FORM N-1A)

INTRODUCTION

Core Trust (Delaware) (the "Trust") is a no-load, open-end management investment company which was organized as a business trust under the laws of the State of Delaware pursuant to a Trust Instrument dated September 1, 1994, as amended and restated November 1, 1994.


Beneficial interests in the Trust are divided into seventeen separate diversified subtrusts or "series," each having a distinct investment objective and distinct investment policies. This Private Placement Memorandum (the
"Memorandum") relates to beneficial interests in the Treasury Portfolio (the "Portfolio"), one of the subtrusts of the Trust. The Portfolio commenced operations on February 21, 1996. The assets of the Portfolio belong only to the Portfolio, and the assets belonging to a subtrust of the Trust shall be charged with the liabilities of that subtrust and all expenses, costs, charges and reserves attributable to that subtrust. The Trust is empowered to establish, without investor approval, additional subtrusts, which may have different investment objectives and policies.


Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
Section  4(2) of the  Securities  Act of 1933,  as  amended  (the  "1933  Act").
Investments in the Portfolio may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


Forum Advisors, Inc. ("the Adviser") serves as the investment adviser of the Portfolio. Subject to the general supervision of Forum, Linden Asset Management, Inc. ("Linden") serves as investment subadviser to the Portfolio. Forum Financial Services, Inc. ("FFSI") serves as the administrator and placement agent of the Portfolio and its affiliate Forum Financial Corp. ("FFC"), serves as the transfer agent and fund accountant of the Portfolio.


INVESTMENT OBJECTIVE

The investment objective of the Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

The investment objective of the Portfolio is fundamental and may not be changed without investor approval. There can be no assurance that the Portfolio will achieve its investment objective.

INVESTMENT POLICIES

U.S. GOVERNMENT SECURITIES. The Portfolio seeks to attain its investment objective by investing primarily in obligations issued or guaranteed as to principal and interest by the United States Treasury or by certain agencies and instrumentalities of the United States Government ("U.S. Government Securities"). The Portfolio invests with a view toward providing income that is generally considered exempt from state and local income taxes. The Portfolio will purchase a U.S. Government Security that is not backed by the full faith and credit of the U.S. Government only if that security has a remaining maturity of one year or less. The Portfolio's policies may result in a lower yield than could result from a policy of investing in other types of money market instruments.

Under normal market conditions, the Portfolio will invest at least 65% of its total assets in U.S. Treasury obligations, such as Treasury bills and notes. Among the other securities in which the Portfolio may invest are obligations of the Farm Credit System, Farm Credit System Financial Assistance Corporation, Federal Financing Bank, Federal Home Loan Banks, General Services Administration, Student Loan Marketing Association, and Tennessee Valley Authority. Income on these obligations and the obligations of certain other agencies and instrumentalities is generally not subject to state and local income taxes by Federal law.

The U.S. Government Securities in which the Portfolio may invest include direct obligations of the U.S. Treasury (such as Treasury bills and notes) and other securities backed by the full faith and credit of the U.S. Government. Certain U.S. Government Securities have lesser degrees of government backing. For instance, certain obligations are supported by the right of the issuer to borrow from the Treasury under certain circumstances and other obligations, such as those of the Student Loan Marketing Association, are supported only by the credit of the agency or instrumentality. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit and, accordingly, these securities may involve more risk than other U.S. Government Securities.

U.S. GOVERNMENT ZERO COUPON SECURITIES. The Portfolio may invest in separately traded principal and interest components of securities issued or guaranteed by the U.S. Treasury under the Treasury's Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program. Zero coupon securities are sold at original issue discount and pay no interest to holders prior to maturity. Because of this, zero coupon securities may be subject to greater fluctuation of market value than the other securities in which the Portfolio may invest.


GENERAL INFORMATION. The Portfolio will only invest in high quality, short-term money market instruments that are determined by the Adviser, pursuant to procedures approved by the Board of Trustees of the Trust (the "Board"), to be eligible for purchase and to present minimal credit risks. The Portfolio's investments are subject to the restrictions imposed by Rule 2a-7 under the Investment Company Act of 1940. In accordance with that rule, the Portfolio will only invest in

U.S. dollar denominated instruments that have a maximum remaining maturity of 397 days and will maintain a dollar-weighted average portfolio maturity of 90 days or less. Generally, high quality instruments include those that (i) are rated (or, if unrated, are issued by an issuer with comparable outstanding short-term debt that is rated) in one of the two highest rating categories by two nationally recognized statistical rating organizations ("NRSROs") or, if only one NRSRO has issued a rating, by that NRSRO, or (ii) are otherwise unrated and determined by the Adviser to be of comparable quality. A description of the rating categories of various rating agencies, such as Standard & Poor's Corporation and Moody's Investors Service, Inc. is contained in the SAI. The Portfolio may invest in instruments with fixed, variable or floating interest rates. To ensure adequate liquidity the Portfolio may not invest more than 10% of its net assets in illiquid securities. The Adviser's determinations of the comparable quality of all unrated securities is made pursuant to guidelines adopted by the Board.

The Portfolio's yields will tend to fluctuate inversely with prevailing market interest rates. For instance, in periods of falling market interest rates, the Portfolio's yields will tend to be somewhat higher than those rates. Although the Portfolio invests in high quality money market instruments, an investment in the Portfolio is subject to risk even if all securities in the Portfolio's portfolio are paid in full at maturity. All money market instruments, including U.S. Government Securities, can change in value when interest rates, the issuer's actual or perceived creditworthiness or the issuer's ability to meet its obligations change.


FORWARD COMMITMENT SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis (forward commitments). When these transactions are negotiated, the price or yield is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. Securities so purchased are subject to market price fluctuation from the time of purchase, but no interest on the securities accrues to the Portfolio until delivery and payment take place. Accordingly, the value of the securities on the delivery date may be more or less than the purchase price. Forward commitments will be entered into only when the Portfolio has the intention of actually acquiring the securities, but the Portfolio may sell the securities before the settlement date if deemed advisable. Forward commitments will not be entered into if the aggregate of the commitments exceeds 15% of the value of the Portfolio's total assets.

OTHER INVESTMENT POLICIES

The investment objective and policies of the Portfolio that are designated as fundamental may not be changed without approval of the holders of a majority of the outstanding voting securities of the Portfolio. A majority of outstanding voting securities means the lesser of 67% of the shares present or represented at a shareholders meeting at which the holders of more than 50% of the shares are present or represented, or more than 50% of the outstanding shares. All other investment policies of the Portfolio may be changed by the Board of the Trust without shareholder approval. The Portfolio may borrow money for temporary or emergency purposes (including the meeting of redemption requests) but not in excess of 33 1/3% of the value of the Portfolio's total assets. Borrowing for purposes other than meeting redemption requests will not exceed 5% of the value of the Portfolio's total assets. The Portfolio is permitted to invest up to 10% of the value of its total assets in other investment companies that intend to comply with Rule 2a-7 and have substantially similar investment objectives and policies. The Portfolio may also from time to time lend securities from its portfolio to brokers, dealers and other financial institutions.

MANAGEMENT (ITEM 5 OF FORM N-1A)

TRUSTEES AND OFFICERS


The business of the Trust is managed under the direction of the Board of Trustees. FFSI provides persons satisfactory to the Board to serve as officers of the Trust. The Portfolio's Statement of Additional Information, which is available from the Trust, contains general background information about each Trustee and officer of the Trust.


INVESTMENT ADVISERS


Forum Advisors serves as investment adviser of the Portfolio pursuant to an investment advisory agreement between Forum Advisors and the Trust. Subject to the general supervision of the Board, the Adviser makes investment decisions for the Portfolios and monitors the Portfolios' investments. The Adviser is located at Two Portland Square, Portland, Maine 04101, and is controlled by John Y. Keffer. The Adviser currently advises five other mutual funds.

Pursuant to an investment advisory agreement among the Trust, the Adviser and Linden, from time to time Linden provides the Adviser with assistance regarding certain of Forum Advisor's responsibilities under its investment advisory agreement, these services may include management of part of or all of the Portfolio's investment portfolio. Linden, is located at 812 N. Linden Drive, Beverly Hills, California 90210, and is controlled by Anthony R. Fischer, Jr., who acts as the Portfolio's portfolio manager. Linden advises three other mutual funds.

The Adviser and Linden are required to furnish at their expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting portfolio transactions for the Portfolio.

For its services under the investment advisory agreement, the Adviser receives from the Portfolio an annual advisory fee of 0.05% of the total average daily net assets of the Portfolio. To the extent the Adviser has delegated its responsibilities to Linden, the Adviser pays the advisory fee accrued for such period of time to Linden. It is currently anticipated that the Adviser will delegate responsibility for portfolio management regularly to Linden.


CUSTODIAN


BankBoston serves as the custodian for the Portfolio and may appoint certain subcustodians to custody the Portfolio's securities and other assets.


ADMINISTRATOR, TRANSFER AGENT AND FUND ACCOUNTANT


Pursuant to an administrative agreement with the Trust, FFSI supervises the overall management of the Portfolio, including overseeing the Portfolio's receipt of services, advising the Trust and the Trustees on matters concerning the Trust and the Portfolio and their respective affairs, and providing the Trust with general office facilities and certain persons to serve as officers. For these services and facilities with respect to the Portfolio, FFSI receives a fee at an annual rate of 0.10% of the average daily net assets of the Portfolio.

FFSI is the exclusive placement agent fro the Trust and receives no compensation for serving the Trust in this capacity.

FFC, Two Portland Square, Portland, Maine 04101, is the Trust's transfer agent and fund accountant. For these services, FFC receives a base fee of $36,000 per year plus $6,000 for each investor (other than FFSI and its affiliates) in the Portfolio (in excess of one). In addition, FFSI may receive increased fees from the Portfolio depending on the number and type of securities held by the Portfolio.

As of March 31, 1997, FFSI and its affiliate Forum Administrative Services, LLC acted as distributor and/or administrator of registered investment companies with assets of approximately $18 billion. FFSI, whose principal business address is Two Portland Square, Portland, Maine 04101, is a registered broker-dealer and is a member of the National Association of Securities Dealers, Inc. As of March 31, 1997, FFSI, the Adviser and the FFC were each directly controlled by John Y. Keffer, President and Chairman of the Trust.


EXPENSES

The Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees, costs of membership in trade associations; fee and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolios. The Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among all subtrusts of the Trust in proportion to their average net assets or as otherwise determined by the Board.

All fees of the Adviser, Linden, FFSI, FFC and the custodian are accrued daily and paid monthly. Each service provider may each elect to waive (or continue to waive) all or a portion of its fees and may reimburse the Portfolio for certain expenses. Any such waivers or reimbursements will have the effect of increasing the Portfolio's performance for the period during which the waiver or reimbursement is in effect. No fee waivers may be recouped at a later date.


CAPITAL STOCK AND OTHER SECURITIES (ITEM 6 OF FORM N-1A)


The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Trust. The Trust currently has seventeen series; the Trust reserves the right to create and issue additional series.

Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio or in the Trust as a whole. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV").


Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, beneficial interests will be voted in the aggregate without reference to a subtrust of the Trust, except if the matter affects only one subtrust, in which case interests will be voted separately by subtrust. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

The Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of the Portfolio's net income is allocated pro rata among the investors in the Portfolio. The Portfolio's net income generally is distributed to the investors in the Portfolio on a daily basis.


Under the anticipated method of the Portfolio's operations, investors in the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that the Portfolio's assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Investor inquiries may be directed to FFSI


PURCHASE OF SECURITIES (ITEM 7 OF FORM N-1A)


Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "Item 4. General Description of Registrant." All investments in the Portfolio are made without a sales load, at the NAV next determined after a subscription is accepted by the Portfolio.

The NAV of the Portfolio is determined as of 2:00 P.M., Eastern time ("Valuation Time"), on all weekdays, except New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving and Christmas ("Business Day").

Each investor in the Portfolio may add to or reduce its investment in the Portfolio. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

In order to more easily maintain a stable net asset value per share, the Portfolio's portfolio securities are valued at their amortized cost (acquisition cost adjusted for amortization of premium or accretion of discount) in accordance with Rule 2a-7. The Portfolio will only value its portfolio securities using this method if the Board believes that it fairly reflects the market-based net asset value per share. The Portfolio's other assets, if any, are valued at fair value by or under the direction of the Board.


There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian by a Federal Reserve Bank).


The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

REDEMPTION OR REPURCHASE (ITEM 8 OF FORM N-1A)

An investor in the Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Business Day after the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Commission.

Redemptions from the Portfolio may be made wholly or partially in portfolio securities if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which the Portfolio will only consider effecting a redemption in portfolio securities if the particular holder of beneficial interest is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.


OTHER INFORMATION


This Memorandum sets forth concisely certain information concerning the Trust and the Portfolio that a prospective investor should know before investing. The Trust has written a Statement of Additional Information dated August 1, 1997, as may be amended from time to time (the "SAI"), which contains more detailed information about the Trust and the Portfolio and which is incorporated into this Prospectus by reference. The SAI is available without charge by contacting the Placement Agent at the address listed on the cover page to this Memorandum.


PENDING LEGAL PROCEEDINGS (ITEM 9 OF FORM N-1A)

Not applicable.

                       STATEMENT OF ADDITIONAL INFORMATION

                               TREASURY PORTFOLIO


                                 August 1, 1997


This Statement of Additional Information ("SAI") relates to beneficial interests in the Treasury Portfolio (the "Portfolio") of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company, and supplements the Private Placement Memorandum (the "Memorandum") relating to the Portfolio.

Investments in the Portfolio may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in the Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

This Statement of Additional Information does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in the Portfolio. An investor may subscribe for a beneficial interest in the Portfolio by contacting  Forum  Financial  Services,  Inc., the Trust's  placement agent (the
"Placement Agent"), at Two Portland Square, Portland, Maine 04101, (207) 879-6200, for a complete subscription package, including the Memorandum and a subscription agreement. The Trust and the Placement Agent reserve the right to refuses to accept any subscription for any reason.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                     PAGE

         General Information and History.........................................................        1
         Investment Objectives and Policies......................................................        1
         Management of the Trust.................................................................        9
         Control Persons and Principal Holders of Securities.....................................       11
         Investment Advisory and Other Services..................................................       11
         Brokerage Allocation and Other Practices................................................       12
         Capital Stock and Other Securities......................................................       13
         Purchase, Redemption and Pricing of Securities..........................................       13
         Tax Status..............................................................................       13
         Underwriters............................................................................       14
         Financial Statements....................................................................       14

--------------------------------------------------------------------------------

THE SECURITIES OF THE TRUST DESCRIBED IN THIS STATEMENT OF ADDITIONAL INFORMATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

INVESTMENT POLICIES (ITEM 13 OF FORM N-1A)

The following discussion is intended to supplement the disclosure in the Memorandum concerning the Portfolio's investments, investment techniques and strategies and the risks associated therewith. This Part B should be read only in conjunction with Part A.

DEFINITIONS

As used in this SAI, the following terms shall have the meanings listed:

         "The Adviser" shall mean Forum Advisors, Inc.

         "Linden" shall mean Linden Asset Management, Inc.

         "Board" shall mean the Board of Trustees of Core Trust.

         "Core Trust" or "Trust" shall mean the Core Trust (Delaware). "FFC" shall mean Forum Financial Corp.

         "FFSI" shall mean Forum Financial Services, Inc.

         "NRSRO" shall mean a nationally recognized statistical rating organization.

         "Portfolio" shall mean Treasury Portfolio.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "U.S. Government Securities" shall mean obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         "1940 Act" shall mean the Investment Company Act of 1940, as amended.

INVESTMENT POLICIES

Except for U.S. Government Securities (as defined in the Memorandum) and to the limited extent otherwise permitted by Rule 2a-7 under the 1940 Act, the Portfolio may not invest more than five percent of its total assets in (i) the securities of any one issuer or (ii) securities that are rated (or are issued by an issuer with comparable outstanding short-term debt that is rated) in the second highest rating category or are unrated and determined by Forum Advisors or Linden to be of comparable quality.

RATINGS AS INVESTMENT CRITERIA

Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P") and other nationally recognized statistical rating organizations NRSROs are private services that provide ratings of the credit quality of debt obligations, including convertible securities. A description of the certain ratings assigned to debt securities by several NRSROs is included in Appendix A to this Statement of Additional Information. The Portfolio may use these ratings to determine whether to purchase, sell or hold a security. However, ratings are general and are not absolute standards of quality. Consequently, securities with the same maturity, interest rate and rating may have different market prices. If an issue of securities ceases to be rated or if its rating is reduced after it has been purchased by the Portfolio, Forum Advisors will determine whether the Portfolio should continue to hold the obligation pursuant to procedures adopted by the Core Trust. In the event that a security held by the Portfolio (i) is downgraded by an NRSRO below the highest rating category (or an unrated security is determined by Forum Advisors to no longer be comparable to a security bearing the highest rating) or (ii) to the Adviser's knowledge has been given a rating by an NRSRO below the second highest rating category, the Core Trust Board will promptly reassess whether the security continues to present minimal credit risks and will take such action as the Board determines is in the best interests of the Portfolio and its shareholders. The reassessment required by clause (ii) will not be required, however, if the security has been disposed of (or has matured) within five business days of the Forum Advisor's or Linden's becoming aware of the new rating (or comparable quality, in the case of an unrated security) and the Board is notified of the action taken. Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings. An issuer's current financial condition may be better or worse than a rating indicates.

WHEN-ISSUED SECURITIES AND DELAYED DELIVERY SECURITIES

The Portfolio may purchase securities on a when-issued or delayed delivery basis. In those cases, the purchase price and the interest rate payable on the securities are fixed on the transaction date and delivery and payment may take place a month or more after the date of the transaction. At the time the Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, the Portfolio will record the transaction as a purchase and thereafter reflect the value each day of such securities in determining its net asset value. If the Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation.

ILLIQUID SECURITIES

The Portfolio may each invest up to 10% of its net assets in illiquid securities. The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the securities and includes, among other things, repurchase agreements maturing in more than seven days.

The Core Trust Board has the ultimate responsibility for determining whether specific securities are liquid or illiquid. The Core Trust Board has delegated the function of making day-to-day determinations of liquidity to the Forum
Advisors, pursuant to guidelines approved by the Core Trust Board. Forum Advisors takes into account a number of factors in reaching liquidity decisions, including but not limited to: (1) the frequency of trades and quotations for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; and (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer. Forum Advisors monitors the liquidity of the securities in the Portfolio's portfolio and reports periodically on such decisions to the Core Trust Board.

LENDING OF PORTFOLIO SECURITIES

In order to obtain additional income, the Portfolio may from time to time lend securities from its portfolio to brokers, dealers and financial institutions. Securities loans must be callable at any time and must be continuously secured by collateral from the borrower in the form of cash or U.S. Government Securities with a market value, determined daily, at least equal to the value of the securities being loaned. The Portfolio receives fees in respect of securities loans from the borrower or interest from investing the cash collateral. The Portfolio may pay fees to arrange the loans. The Portfolio may pay fees to arrange the loans. As a fundamental policy, the Portfolio may not lend portfolio securities in an amount greater than 33% of the value of its total assets. The Portfolio intends to enter securities loans only with those companies that the Adviser, under the general supervision of the Core Trust Board, believes present minimal credit risks.

The Portfolio's use of securities lending entails certain risks not associated with direct investments in securities. For instance, in the event that bankruptcy or similar proceedings were commenced against a counterparty in these transactions or a counterparty defaulted on its obligations, the Portfolio might suffer a loss. Failure by the other party to deliver a security purchased by the Fund may result in a missed opportunity to make an alternative investment. Forum Advisors monitors the creditworthiness of counterparties to these transactions and intends to enter into these transactions only when it believes the counterparties present minimal credit risks and the income to be earned from the transaction justifies the attendant risks.

2.       INVESTMENT LIMITATIONS

The Portfolio has adopted the following fundamental investment limitations which are in addition to those contained in the Memorandum and which may not be changed without shareholder approval. The Portfolio may not:


(1) Borrow money, except for temporary or emergency purposes (including the meeting of redemption requests). Total borrowings may not exceed 33 1/3% of the Portfolio's total assets and borrowing for purposes other than meeting redemptions may not exceed 5% of the value of the Portfolio's total assets. Outstanding borrowings in excess of 5% of the value of the Portfolio's total assets must be repaid before any subsequent investments are made by the Portfolio.


(2) Make loans, except that the Portfolio may (I) purchase debt securities which are otherwise permissible investments, (ii) enter into repurchase agreements and
(iii) lend portfolio securities.

(3) Purchase securities, other than U.S. Government Securities, if more than 25% of the value of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activity in the same industry, provided that consumer finance companies and industrial finance companies are considered to be separate industries and that there is no limit on the purchase of the securities of domestic commercial banks.

(4) With respect to 75% of its assets, purchase securities, other than U.S. Government Securities, of any one issuer if more than 5% of the value of the Portfolio's total assets would at the time of purchase be invested in any one issuer.

(5) Pledge, mortgage or hypothecate its assets, except to secure permitted indebtedness. Collateralized loans of securities are not deemed to be pledges or hypothecations for this purpose.

(6) Act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter for purposes of the Securities Act of 1933.

(7) Purchase or sell real estate or any interest therein, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

(8)  Write put and call options.

(9) Purchase securities having voting rights, except the Portfolio may invest in securities of other investment companies to the extent permitted by the 1940 Act.

(10) Invest for the purpose of exercising control over any person.

(11) Issue senior securities except pursuant to Section 18 of the 1940 Act and except that the Portfolio may borrow money subject to investment limitations specified in the Portfolio's Prospectus.

(12) Purchase securities on margin, or make short sales of securities, except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities.

(13) Invest in securities (other than fully-collateralized debt obligations) issued by companies that have conducted continuous operations for less than three years, including the operations of predecessors, unless guaranteed as to principal and interest by an issuer in whose securities the Portfolio could invest.

(14) Invest in or hold securities of any issuer if officers and Trustees of the Trust or the Adviser, individually owning beneficially more than 1/2 of 1% of the securities of the issuer, in the aggregate own more than 5% of the issuer's securities.

(15) Invest in interests in oil or gas or interests in other mineral exploration or development programs.

(16) Purchase restricted securities
 .
(17) Purchase or sell real property (including limited partnership interests, but excluding readily marketable interests in real estate investment trusts or readily marketable securities of companies which invest in real estate.)

If a percentage restriction on investment or utilization of assets as set forth above is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of the Portfolio's assets or redemptions of shares will not be considered a violation of the limitation.

MANAGEMENT OF THE TRUST (ITEM 14 OF FORM N-1A)

TRUSTEES AND OFFICERS


The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Each Trustee who is an "interested person" (as defined by the 1940 Act) of the Trust is indicated by an asterisk.

John Y. Keffer*, Chairman and President (age 54).

          President and Director, Forum Financial Services, Inc. (a registered broker-dealer), Forum Financial Corp. (a registered transfer agent) and Forum Advisors, Inc. (a registered investment adviser). Mr. Keffer is a Trustee/Director and/or officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Costas Azariadis, Trustee (age 52).

          Professor of Economics, University of California, Los Angeles, since July 1992. His address is Department of Economics, University of California, Los Angeles, 405 Hilgard Avenue, Los Angeles, California 90024.

James C. Cheng, Trustee (age 53).

         Founder and President, Technology Marketing Associates (a marketing company for small and medium size businesses in New England) since 1991. During November 1991 to September 1994, Mr. Cheng provided marketing and sales support to Forum. His address is 27 Temple Street, Belmont, MA 02718.

J. Michael Parish, Trustee (age 52).

         Partner at the law firm of Reid & Priest. Prior to 1995, Mr. Parish was a partner at Winthrop Stimson Putnam & Roberts since 1989. His address is 40 West 57th Street, New York, New York.

Sara M. Clark, Vice President, Assistant Secretary and  Assistant Treasurer (age
33).

         Managing Director, Forum Financial Services, Inc., with which she has been associated since 1994. From 1991 to 1994 Ms. Clark was Controller of Wright Express Corporation (a national credit card company). Ms. Clark is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. Her address is Two Portland Square, Portland, Maine 04101.

Thomas G. Sheehan, Vice President and Assistant Secretary (age 43).

          Counsel, Forum Financial Services, Inc. since October, 1993. Prior thereto, Mr. Sheehan was a Special Counsel in the Division of Investment Management of the U.S. Securities and Exchange Commission in Washington, D.C. His address is Two Portland Square, Portland, Maine 04101.

Richard C. Butt, Treasurer (age 41).

          CPA, Managing Director, Operations, Forum Financial Corp. since 1996. Prior thereto, Mr. Butt was a consultant in the financial services division of KPMG Peat Marwick LLP ("KPMG"). Prior to his employment at KPMG, Mr. Butt was President of 440 Financial Distributors, Inc., the distribution subsidiary of 440 Financial Group, and Senior Vice
          President of the parent company. Prior thereto, he was a Vice President at Fidelity Services Company. Mr. Butt is responsible for fund accounting and transfer agency at Forum. His address is Two Portland Square, Portland, Maine 04101.

David I. Goldstein, Secretary (age 35).

          Counsel, Forum Financial Services, Inc., with which he has been associated since 1991. Mr. Goldstein is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Renee A. Walker, Assistant Secretary (age 26).

         Fund Administrator, Forum Financial Services, Inc., with which she has been associated since 1994. Prior thereto, Ms. Walker was an administrator at Longwood Partners (the manager of a hedge fund partnership) for a year. From 1991 to 1993, Ms. Walker was a sales representative assistant at PaineWebber Incorporated (a broker-dealer). Her address is Two Portland Square, Portland, Maine 04101.


Each Trustee of the Trust (other than persons who are interested persons of the Trust) is paid $1,000 for each Board meeting attended (whether in person or by electronic communication) plus $100 per active portfolio of the Trust and is paid $1,000 for each Committee meeting attended on a date when a Board meeting is not held. To the extent a meeting relates to only certain portfolios of the Trust, Trustees are paid the $100 fee only with respect to those portfolios. Trustees are also reimbursed for travel and related expenses incurred in attending meetings of the Board. No officer of the Trust is compensated by the Trust.


The Trust commenced operations in November 1994. The Trust has not adopted any form of retirement plan covering Trustees or officers. The following table provides the aggregate compensation paid to each Trustee. Information is presented for the fiscal year ended March 31, 1997.

                                                  Accrued           Annual
                               Aggregate          Pension        Benefits Upon       Total
 TRUSTEE                      COMPENSATION        BENEFITS         RETIREMENT      COMPENSATION
 -------                      ------------        --------         ----------      ------------
Mr. Keffer                       None              None              None             None
Mr. Azariadis                   $7,200             None              None            $7,200
Mr. Cheng                       $7,200             None              None            $7,200
Mr. Parish                      $7,200             None              None            $7,200


CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES (ITEM 15 OF FORM N-1A)


With respect to the Portfolio, Daily Assets Treasury Fund, a series of Forum Funds, a Delaware business trust registered with the SEC as an open-end management investment company, has invested all of its investable assets in the Portfolio. As of August 1, 1997, Daily Assets Treasury Fund is the Portfolio's only interestholder and thus controls the Portfolio.


Forum Funds has informed the Trust that whenever a fund of Forum Funds is requested to vote on matters pertaining to the Portfolio, the fund will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which the fund would be required to have a shareholder meeting if it directly held investment securities rather than invested in the Portfolio. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in the Portfolio will follow the same or a similar practice.

INVESTMENT ADVISORY AND OTHER SERVICES (ITEM 16 OF FORM N-1A)

INVESTMENT ADVISORY SERVICES

Forum Advisors, Inc. acts as investment adviser to the Portfolio pursuant to an investment advisory agreement with the Trust and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, the Portfolios. Linden Assets Management, Inc. serves as an investment subadviser to the Portfolio pursuant to an investment advisory agreement with Forum Advisors and the Trust. Pursuant to its agreement, its is expected that Linden will regularly provides the Adviser with assistance regarding certain of the Adviser's responsibilities to the Portfolio, including management of all or part of the Portfolio's investment portfolio.

The investment advisory agreements for the Portfolio will continue in effect only if such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party, at a meeting called for the purpose of voting on the agreement.

The Adviser's investment advisory agreement with respect to the Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to the Adviser, or (ii) by the Adviser on 60 days' written notice to the Trust. Linden's investment advisory agreement with respect to the Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to Linden, or
(ii) by Linden or Forum Advisors on 60 days' written notice to the Trust. With respect to the Portfolio, each investment advisory agreement terminates automatically upon its assignment.

The investment advisory agreements provide that the Adviser and Linden may render service to others.

ADMINISTRATIVE SERVICES

Pursuant to an administration agreement with the Trust, FFSI supervises the overall administration of the Trust which includes, among other responsibilities, overseeing the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and fund accountant as well as legal and auditing services; preparing and printing the periodic updating of the Trust's registration statement, tax returns, and reports to interestholders and the SEC; preparing, filing and maintaining the Trust's governing documents; preparing and disseminating materials for meetings of the Board; and providing the Trust with general office facilities.

The Administration Agreement between FFSIand the Trust will continue in effect with respect to the Portfolio only if such continuance is specifically approved at least annually by the Board or by the interestholders of the Portfolio and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party.

The administration agreement with respect to the Portfolio may be terminated without the payment of any penalty, (i) by the Board or by vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940) Act on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust.

CUSTODIAN


Pursuant to a Custodian Agreement with the Trust, BankBoston, 150 Royall Street, Canton, MA 02021, acts as the custodian of the Portfolio's assets. The custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities and determining income payable on and collecting interest on Portfolio investments. The Trust pays the custodian a fee at an annual rate of 0.02% of the Portfolio's average daily net assets.


INDEPENDENT AUDITORS


Deloitte & Touche, LLP, 125 Summer Street, Boston, Massachusetts, 02110, serves as independent auditors for the Portfolio.


BROKERAGE ALLOCATION AND OTHER PRACTICES (ITEM 17 OF FORM N-1A)

Purchases and sales of portfolio securities for the Portfolio usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. Although Core Trust does not anticipate that the Portfolio will pay any amounts of commission, in the event the Portfolio pays brokerage commissions or other transaction-related compensation, the payments may be made to broker-dealers who pay expenses of the Portfolio that it would otherwise be obligated to pay itself. Any transaction for which the Portfolio pays transaction-related compensation will be effected at the best price and execution available, taking into account the amount of any payments made on behalf of the Portfolio by the broker-dealer effecting the transaction. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked prices.


For the fiscal years ended March 31, 1997, 1996 and 1995, the Portfolio paid no brokerage commissions.

Allocations of transactions to dealers and the frequency of transactions are determined for the Portfolio by the Adviser in its best judgment and in a manner deemed to be in the best interest of shareholders of the Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to the Portfolio.


Investment decisions for the Portfolio will be made independently from those for any other account or investment company that is or may in the future become managed by the Adviser or its affiliates. If, however, the Portfolio and other investment companies or accounts managed by the Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by the Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for the Portfolio and for other investment companies managed by the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.


CAPITAL STOCK AND OTHER SECURITIES (ITEM 18 OF FORM N-1A)


Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolio will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50 percent of the aggregate interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10 percent of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or
Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to the Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rate in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is extremely remote.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES
(ITEM 19 OF FORM N-1A)

Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. See Items 4, 7 and 8 in Part A.

TAX STATUS (ITEM 20 OF FORM N-1A)

The Portfolio is classified for federal income tax purposes as a separate partnership that will not be a "publicly traded partnership." As a result, the Portfolio is not subject to federal income tax; instead, each investor in the Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also is not be subject to Delaware income or franchise tax.

Each investor in the Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, the Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

UNDERWRITERS (ITEM 21 OF FORM N-1A)


Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent. FFSI receives no compensation for such placement agent services.


FINANCIAL STATEMENTS (ITEM 23 OF FORM N-1A)


The statement of assets and liabilities for the Portfolio and the notes thereto at March 31,1997, and the report of Deloitte & Touche, LLP, independent accountants, are included in the Annual Report to Shareholders of the Trust, which is printed with the Annual Report to Shareholders dated March 31, 1997 for Forum Funds, delivered along with this Statement of Additional Information, and are incorporated herein by reference.

                                     PART C
                                OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

(A)      FINANCIAL STATEMENTS.

         INCLUDED IN PART A

                  Not Applicable.

         INCLUDED IN PART B


                  Schedules of Investments, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, and notes thereto, of the Treasury Portfolio for the fiscal year ended March 31, 1997 and the Independent Auditors' Report thereon, were filed with the Securities and Exchange Commission via EDGAR on June 6, 1997, accession number 0000912057-97-019701, pursuant to Rule 30b2-1 under the Investment Company Act of 1940, as amended, and are incorporated herein by reference.


(B)      EXHIBITS:


         (1)      Copy of Trust Instrument (See Note D).


         (2)      Not Applicable.

         (3)      Not Applicable.

         (4)      Not Applicable.

         (5)      (a) Copy of the Investment Advisory Agreement between
                      Registrant and Norwest Bank Minnesota, N.A ("Norwest") (See Note B).

                  (b) Copy of the Investment Advisory Agreement between
                      Registrant and Schroder Capital Management International Inc.(See Note B).

                  (c) Copy of the amended Investment Advisory Agreement between
                      Registrant and Linden Asset Management, Inc.,(See Note C).

                  (d) Copy of the Investment Advisory Agreement among
                      Registrant, Linden Asset Management, Inc. and Forum Advisors, Inc. (See Note B).

                  (e) Copy of the Investment Advisory Agreement between
                      Registrant and Forum Advisors, Inc. relating to the Treasury Portfolio of Registrant (See Note B).

                  (f) Copy of the Investment Advisory Agreement among
                      Registrant, Forum Advisors, Inc., and Linden Asset Management, Inc. relating to the Treasury Portfolio of Registrant (See Note B).

                  (g) Copy of the Investment Advisory Agreement between
                      Registrant and Linden Asset Management, Inc. relating to the Treasury Portfolio of Registrant (See Note B).

         (6)      Not required.

         (7)      Not Applicable.

         (8)      (a) Copy of the Custodian Agreement between Registrant and
                      Norwest (See Note B).

                  (b) Copy of the Custodian Agreement between Registrant and The
                      Chase Manhattan Bank, N.A. ("Chase") (See Note B).

                  (c) Copy of the Foreign Subcustody Agreement between Chase and various foreign subcustodians (See Note A).

                  (d) Copy of the Custodian Agreement between Registrant and
                      Imperial Trust Company (See Note B).

                  (e) Copy of the Custodian Agreement between Registrant and
                      First National Bank of Boston, N.A. (See Note B).

         (9)      (a) Copy of the Administration Agreement between Registrant and Forum Financial Services, Inc. (See Note B).

                  (b) Copy of the Fund Accounting Agreement between Registrant and Forum Financial Corp. (See Note B).

                  (c) Copy of the Placement Agent Agreement between Registrant and Forum. (See Note B).

                  (d) Copy of the Administration Agreement between Registrant and Forum with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).

                  (e) Copy of the Fund Accounting Agreement between Registrant and Forum Financial Corp. with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).


                  (f) Copy of the Placement Agent Agreement between Registrant and Forum with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).


         (10)     Not required.

         (11)     Not required.

         (12)     Not required.

         (13)     Not Applicable.

         (14)     Not Applicable.

         (15)     Not Applicable.

         (16)     Not Applicable.

Note A: Filed in Registrant's Registration Statement on November 10, 1994.

Note B: Filed in Amendment No. 5 to Registrant's Registration Statement on September 30, 1996.


Note C: Filed in Amendment No. 7 to Registrant's Registration Statement on January 3, 1997.

Note D:  Filed herewith.

ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

As of May 30, 1997 substantially all of the interests in Index Portfolio, Small Company Portfolio, International Portfolio and International Portfolio II were owned by various series of Norwest Funds, a registered open-end management investment company.

As of May 30, 1997 substantially all of the interests in Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio were owned by various series of Monarch Funds, a registered open-end management investment company.

As of May 30, 1997 substantially all of the interests in Treasury Portfolio were owned by Daily Assets Treasury Fund, a series of Forum Funds, a registered open-end management investment company.

As of May 30, 1997 substantially all of the interests in Prime Money Market Portfolio, Money Market Portfolio, Stable Income Portfolio, Positive Return Bond Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio were owned by Forum Financial Services, Inc. and its affiliates, which are controlled by John
Y. Keffer.

ITEM 26. NUMBER OF HOLDERS OF SECURITIES AS OF MAY 30, 1997

Title of Class of Shares
of Beneficial Interest                                       NUMBER OF HOLDERS
------------------------                                     -----------------

Treasury Cash Portfolio                                              2
Government Cash Portfolio                                            2
Cash Portfolio                                                       3

Treasury Portfolio                                                   2

Prime Money Market Portfolio                                         2
Money Market Portfolio                                               2
Stable Income Portfolio                                              2
Positive Return Bond Portfolio                                       2
Managed Fixed Income Portfolio                                       2
Total Return Bond Portfolio                                          2
Index Portfolio                                                      5
Income Equity Portfolio                                              2
Large Company Growth Portfolio                                       2
Small Company Portfolio                                              6
Small Company Stock Portfolio                                        2
Small Company Growth Portfolio                                       2
Small Company Value Portfolio                                        2
International Portfolio                                              2
International Portfolio II                                           6



ITEM 27. INDEMNIFICATION.

         The Trust currently holds a directors' and officers' errors and omissions insurance policy jointly with Forum Funds, the terms of which are consistent with industry standards. The policy provides generally for the indemnification against loss by the insured in connection with a judgment of liability in certain litigation arising from the insured's wrongful act or an error, act or omission by a person for whom the insured becomes legally responsible. The policy provides coverage in the amount of $6,000,000. The policy premiums are allocated between the Trust and Forum Funds based upon the pro rata share of assets of each insured. The Trust's trustees and officers also are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument as filed in Amendment No. 6 to Registrant's Registration Statement on October 11, 1996, and incorporated herein by reference.

         Provisions of each of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreements contained in Amendment No. 6 to Registrant's Registration Statement on October 11, 1996, and incorporated herein by reference.

         As custodian to certain portfolios of the Trust, under Section 18 of its custodian agreement Norwest is not liable for any action taken in good faith reliance upon the advice or statements of certain experts. Under that agreement, the Trust has agreed to indemnify and hold Norwest harmless for any loss, claim, damage or expense arising out of the custodian relationship; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct. This description is modified in its entirety by the provisions of Registrant's Custodian Agreement as filed in Amendment No. 6 to Registrant's Registration Statement on October 11, 1996, and incorporated herein by reference.

         The indemnification provisions set forth under Section 1 paragraphs (f) and (g) of the Placement Agent Agreement between FFSI (defined as "Forum" under the agreement) and the Trust, specifically provide as follows:

         (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e)shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

         (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum,
          Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered
          Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this Section 1(g).

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

Norwest Bank Minnesota, N.A.
----------------------------

The description of Norwest Bank Minnesota, N.A. in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Norwest Bank Minnesota, N.A., including their business connections which are of a substantial nature. The address of Norwest Corporation, the parent of Norwest Bank Minnesota, N.A., is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, MN 55479. Unless otherwise indicated below, the principal business address of any company with which the directors and principal executive officers are connected is also Sixth Street and Marquette Avenue, Minneapolis, MN 55479.

     James R. Campbell, Director, President and Chief Executive Officer, has held this position for the last two years. Mr. Campbell is also Executive Vice President of Norwest Corporation, Director and Chairman of Norwest Investment Advisors, Inc., and a Director of Flore Properties, Inc.,
     Centennial Investment Corporation and Peregrine Capital Management, Inc., which is located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402-2056. Mr. Campbell is also a Director of a number of non-profit organizations located in Minneapolis, Minnesota. Within the last two years Mr. Campbell was a Director of Norwest Insurance, Inc. and Norwest Equipment Finance, Inc.

     Michael A. Graf, Controller and Cashier, also serves as Senior Vice President and Controller of Norwest Corporation.

     P. Jay Kiedrowski, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates since August 1987. Mr. Kiedrowski is also a Director and Chairman of the Board of Norwest Investment Management, Inc. and President of Norwest Investment Management, a part of Norwest.

     Scott A. Kisting, Director and Executive Vice President, is also a Director of Norwest Insurance, Inc., IntraWest Insurance Company and Fidelity National Life Insurance Company.

     William H. Queenan, Director, is also Executive Vice President of Norwest Corporation.

     John T. Thornton, Director, is also Executive Vice President and Chief Financial Officer of Norwest Corporation. Mr. Thornton is also a Director of Northern Prairie Indemnity, Limited, Grand Cayman, Cayman Islands, British West Indies, a Director of Norwest Capital Markets, Inc. Mr. Thornton is also a Director of Norwest Growth Fund, Inc., Norwest Venture Capital Management, Inc. and Norwest Equity Capital, Inc., and Director, President and Treasurer of Norwest Investors, Inc., and Director, President and CEO of Norwest Limited, Inc., all located at 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, MN 54402. Mr. Thornton is also Director and President of Superior Guaranty Insurance Company and Norwest Holding Company, and a Director of Bettendorf Asset Management, Inc. Mr. Thornton is also a Director of Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., Iowa Asset Management, Inc., LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota

     Asset Management, Inc., Waupun Asset Management, Inc., all located at 100 West Commons Blvd., Suite 303, New Castle, DE 19720.

     Richard C. Westergaard, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. Westergaard is also a Director of Norwest Business Credit, Inc., Norwest Credit, Inc., First Interstate Equipment Finance, Inc. and R.D. Leasing, Inc. and a Director of Norwest Equipment Finance, Inc. and Commonwealth Leasing Corporation, located at Investors Building, 733 Marquette, Suite 300, Minneapolis, MN 55479-2048.

     Charles D. White, Senior Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. White is also Treasurer and Chief Financial Officer of Norwest Limited, Inc. Mr. White is also a Director of Bettendorf Asset Management, Inc., Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., IntraWest Asset Management, Inc., Iowa Asset Management, Inc., LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., and Waupun Asset Management, Inc., located at 100 West Commons Boulevard, Suite 303, New Castle, DE 19720.


Crestone Capital Management, Inc.
---------------------------------

The description of Crestone Capital Management, Inc. ("Crestone") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Crestone, including their business connections which are of a substantial nature. The address of Crestone is 7720 East Belleview Avenue, Suite 220, Englewood Colorado 80111 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          Kirk McCown, President and Director.

          Mark Steven Sunderhuse, Senior Vice President and Director.

          P. Jay Kiedrowski, Director. Mr. Kiedrowski is also President and Chairman of the Board of Norwest and an Executive Vice President of Norwest Bank. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479.

          Steven P. Gianoli, Director. Mr. Gianoli is a Vice President of Norwest and Norwest Bank. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479.

          Susan Koonsman, Director. Ms. Koonsman is President of Norwest Investments & Trust. Her address is 1740 Broadway, Denver, Colorado 80274.

Peregrine Capital Management, Inc.
----------------------------------

The description of Peregrine Capital Management, Inc. ("Peregrine") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Peregrine, including their business connections which are of a substantial nature. The address of Peregrine is LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          James  R.  Campbell,   Director.  Mr.  Campbell  is  President,  Chief
          Executive Odfficer and a Director of Norwest Bank. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0116

          Patricia D. Burns, Senior Vice President.

          Tasso H. Coin, Senior Vice President.

          John S. Dale, Senior Vice President.

          Julie M. Gerend, Senior Vice President. Prior to September, 1995, Ms. Gerend was Manager, Account Executive at Fidelity Institutional Retirement Services, Co.

          William D. Diese, Senior Vice President.

          Daniel J. Hagen, Vice President. Prior to May, 1996, Mr. Hagen was Managing Director of Piper Jaffray, Inc.

          Ronald G. Hoffman, Senior Vice President and Secretary.

          Frank T. Matthews, Vice President.

          Jeannine McCormick, Senior Vice President.

          Barbara K. McFadden, Senior Vice President.

          Robert B. Mersky, Chairman, President and Chief Executive Officer.

          Gary E. Nussbaum, Senior Vice President.

          James P. Ross, Vice President. Prior to November, 1996, Mr. Ross was Vice President of Norwest Bank.

          Jonathan L. Scharlau, Assistant Vice President.

          Jay H. Strohmaier, Senior Vice President. Prior to September, 1996, Mr. Strohmaier was Senior Vice President/Managed Accounts for Voyageur Asset Management.

          Paul E. von Kuster, Senior Vice President.

          Janelle M. Walter, Assistant Vice President.

          Paul R. Wurm, Senior Vice President.

          J. Daniel Vandermark, Vice President. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-1013

GALLIARD CAPITAL MANAGEMENT, INC.

The description of Galliard Capital Management, Inc. ("Galliard") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Galliard, including their business connections which are of a substantial nature. The address of Galliard is LaSalle Plaza, Suite 2060, 800 LaSalle Avenue, Minneapolis, Minnesota 55479 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

     Peter Jay Kiedrowski, Chairman. Mr. Kiedrowski is President and Chief Executive Officer of NIM; Chairman of Crestone and Executive Vice President of Norwest Bank.

     Richard Merriam, Principal. Mr. Merriam is Chief Investment Officer of Insight Investment Management.

     John Caswell, Principal. Mr. Caswell is Chief Investment Officer of Norwest Bank, N.A.

     Karl Tourville, Principal. Mr. Tourville is Vice President/Head of Fixed Income of Norwest Bank.

     Laura Gideon, Senior Vice President of Marketing. Ms. Gideon is Vice President of Marketing for American Express.

     Leela Scattum, Vice President of Operations. Ms. Scattum is a Fund Accountant for Norwest Bank.

UNITED CAPITAL MANAGEMENT

The description of United Capital Management ("UCM") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of UCM, including their business connections which are of a substantial nature. The address of UCM is 1700 Lincoln Street, Suite 3301, Denver, Colorado 80274 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

     W. Lon Schreur, President. Mr. Schreur is Senior Vice President of Norwest Bank Colorado, N.A..

     John T. Groton, Vice President. Mr. Groton is Vice President of Norwest Bank Colorado, N.A.

     David B. Kinney, Vice President. Mr. Kinney is Vice President of Norwest Bank Colorado, N.A.

     James C. Peery, Senior Vice President. Mr. Peery is Vice President of Norwest Bank Colorado, N.A.

     Leona F. Bennett, Vice President. Ms. Bennett is Vice President of Norwest Bank Colorado, N.A.

     Denise B. Johnson, Vice President. Mr. Johnson is Vice President of Norwest Bank Colorado, N.A.


SCHRODER CAPITAL MANAGEMENT INTERNATIONAL, INC.

The description of Schroder Capital Management International Inc. ("Schroder") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal officers of Schroder, including their business connections which are of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of Schroder which provides investment management services international clients located principally in the United States.


     David M. Salisbury. Chief Executive Officer, Director and Chairman of SCMI; Joint Chief Executive and Director of Schroder Ltd.

     Richard R. Foulkes. Deputy Chairman/Executive Vice President of SCMI.

     John A. Troiano. Managing Director and Senior Vice President of SCMI. Mr. Troiano is also a Director of Schroder Ltd.

     David Gibson. Senior Vice President and Director of SCMI. Director of Schroder Capital Management.

     John S. Ager. Senior Vice President and Director of SCMI.

     Sharon L. Haugh. Senior Vice President and Director of SCMI, Director and Chairman of Schroder Advisors Inc.

     Gavin D.L. Ralston. Senior Vice President and Managing Director of SCMI.

     Mark J. Smith. Senior Vice President and Director of SCMI.

     Robert G. Davy. Senior Vice President. Mr. Davy is also a Director of Schroder Ltd. and an officer of open end investment companies for which SCMI and/or its affiliates provide investment services.

     Jane P. Lucas. Senior Vice President and Director of SCMI; Director of Schroder Advisors Inc.; Director of Schroder Capital Management.

     C. John Govett. Director of SCMI; Group Managing Director of Schroder Ltd. And Director of Schroders plc.

     Phillipa J. Gould. Senior Vice President and Director of SCMI.

     Louise Croset. First Vice President and Director of SCMI.

     Abdallah Nauphal, Group Vice President and Director of SCMI.



FORUM ADVISORS, INC.

The description of Forum Advisors, Inc. ("Forum Advisors") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal officers of Forum Advisors, Two Portland Square, Portland, Maine 04101, including their business connections which are of a substantial nature.


     John Y. Keffer, President and Secretary.

          Chairman and President of the Registrant; President and Secretary of Forum Financial Services, Inc. and of Forum Financial Corp., Mr. Keffer is a director and/or officer of various registered investment companies for which Forum Administrative Services, LLC serves as administrator and for which Forum Financial Services, Inc. Sserves as manager, administrator and/or distributor.

     Sara M. Morris, Vice President and Treasurer.

          Vice President, Assistant Secretary and Assistant Treasurer of the Registrant; Vice President and Treasurer of Forum Financial Services, Inc. and of Forum Financial Corp., Ms. Morris is an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor.

     David I. Goldstein, Secretary.

          Secretary of Forum Financial Services, Inc. and of Forum Financial Corp., Mr. Goldstein is an officer of various registered investment companies for which Forum Administrative Services serves as administrator and for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor.

     Margaret J. Fenderson, Assistant Treasurer.

          Ms. Fenderson is Assistant Treasurer of Forum Financial Services, Inc. and of Forum Financial Corp.

     Dana Lukens, Assistant Secretary.

          Mr. Lukens is Assistant Secretary of Forum Financial Services, Inc. and of Forum Financial Corp.


LINDEN ASSET MANAGEMENT, INC.

The description of Linden Asset Management, Inc. ("Linden") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following is the director and principal officer of Linden, 812 North Linden Drive, Beverly Hills, California 90212, including his business connections which are of a substantial nature.

      Anthony R. Fischer, Jr., Director, President and Secretary.

          President and Secretary of Linden Asset Management, Inc. since its incorporation. Since September 1989 Mr. Fischer has managed his own personal investments and performed independent research. Prior thereto, he was Senior Vice President and Treasurer of United California Savings Bank, Santa Ana, California.

ITEM 29. PRINCIPAL UNDERWRITERS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Not Applicable.

ITEM 30. LOCATION OF BOOKS AND RECORDS.

         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc. and Forum Financial Corp., Two Portland Square, Portland, Maine 04104. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodians, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule
31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 28 hereof.

ITEM 31. MANAGEMENT SERVICES.

         Not Applicable.

ITEM 32. UNDERTAKINGS.

         Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Core Trust (Delaware) has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portland and the State of Maine on the 31st day of July, 1997.

                                                   CORE TRUST (DELAWARE)


                                                   By: /S/ JOHN Y. KEFFER
                                                   ---------------------------
                                                       John Y. Keffer, President

                                INDEX TO EXHIBITS


                                                                      Sequential
EXHIBIT                                                              PAGE NUMBER
-------                                                              -----------


(1) Copy of Trust Instrument....................................................

                              CORE TRUST (DELAWARE)












                                TRUST INSTRUMENT
                    AS AMENDED AND RESTATED NOVEMBER 1, 1994


                                TABLE OF CONTENTS

                                                                                                          Page

ARTICLE I -- THE TRUST

         Section 1.1  Name...........................................................................        1
         Section 1.2  Definitions....................................................................        1

ARTICLE II -- TRUSTEES AND OFFICERS
         Section 2.1  Number and Qualification.......................................................        3
         Section 2.2  Term and Election..............................................................        3
         Section 2.3  Resignation and Removal........................................................        3
         Section 2.4  Vacancies......................................................................        3
         Section 2.5  Meetings.......................................................................        3
         Section 2.6  Committees.....................................................................        4
         Section 2.7  By-Laws........................................................................        5
         Section 2.8  Officers of the Trust..........................................................        5
         Section 2.9  Election, Tenure and Removal of Officers.......................................        5
         Section 2.10  Chairman, President and Vice Presidents.......................................        5
         Section 2.11  Secretary.....................................................................        6
         Section 2.12  Treasurer.....................................................................        6
         Section 2.13  Other Officers and Duties.....................................................        6

ARTICLE III -- POWERS OF TRUSTEES
         Section 3.1  General........................................................................        6
         Section 3.2  Investments....................................................................        6
         Section 3.3  Legal Title....................................................................        7
         Section 3.4  Sale of Interests..............................................................        7
         Section 3.5  Borrow Money...................................................................        7
         Section 3.6  Delegation.....................................................................        7
         Section 3.7  Collection and Payment.........................................................        7
         Section 3.8  Expenses.......................................................................        7
         Section 3.9  Miscellaneous Powers...........................................................        8
         Section 3.10  Further Powers................................................................        8
         Section 3.11  Principal Transactions........................................................        8

ARTICLE IV -- INVESTMENT MANAGEMENT, CUSTODIAL AND PRIVATE
         PLACEMENT ARRANGEMENTS
         Section 4.1  Investment Management and Other Arrangements...................................        8
         Section 4.2  Custodial Arrangements.........................................................        9
         Section 4.3  Parties to Contract............................................................        9
         Section 4.4  Compliance with 1940 Act.......................................................        9

ARTICLE V -- LIMITATIONS OF LIABILITY
         Section 5.1  No Personal Liability of Trustees, Holders.....................................        9
         Section 5.2  Indemnification................................................................       10
         Section 5.3  No Bond Required of Trustees...................................................       11
         Section 5.4  No Duty of Investigation; Notice in Trust Instruments, etc.....................       11
         Section 5.5  Reliance on Experts, etc.......................................................       12

ARTICLE VI -- INTERESTS OF THE TRUST
         Section 6.1  Interests......................................................................       12
         Section 6.2  Rights of Holders..............................................................       12
         Section 6.3  Purchase of or Increase in Interests...........................................       12
         Section 6.4  Register of Interests..........................................................       12
         Section 6.5  Non-Transferability............................................................       12
         Section 6.6  Notices........................................................................       12
         Section 6.7  Assent to Trust Instrument.....................................................       13
         Section 6.8  Establishment of Series........................................................       13
         Section 6.9  Assets and Liabilities of Series...............................................       13

ARTICLE VII -- DECREASES AND WITHDRAWALS
         Section 7.1  Decreases and Withdrawals......................................................       14

ARTICLE VIII -- DETERMINATION OF BOOK CAPITAL ACCOUNT
         BALANCES, NET ASSET VALUE, ALLOCATIONS
         AND DISTRIBUTIONS
         Section 8.1  Book Capital Account Balances..................................................       14
         Section 8.2  Net Asset Value................................................................       14
         Section 8.3  Allocation of Net Profits and Net Losses.......................................       15
         Section 8.4  Distributions..................................................................       15
         Section 8.5  Power to Modify Foregoing Procedures...........................................       15

ARTICLE IX -- HOLDERS
         Section 9.1  Meetings of Holders............................................................       15
         Section 9.2  Notice of Meetings.............................................................       16
         Section 9.3  Record Date for Meetings.......................................................       16
         Section 9.4  Proxies, etc...................................................................       16
         Section 9.5  Inspectors of Election.........................................................       16
         Section 9.6  Inspection of Records..........................................................       17
         Section 9.7  Holder Action by Written Consent...............................................       17
         Section 9.8  Voting Powers..................................................................       17

ARTICLE X -- DURATION; TERMINATION; DISSOLUTION; AMENDMENT;
         MERGERS; ETC.
         Section 10.1  Termination of Trust or any Series............................................       17
         Section 10.2  Dissolution...................................................................       18
         Section 10.3  Amendment Procedure...........................................................       18
         Section 10.4  Merger or Consolidation.......................................................       19
         Section 10.5  Incorporation.................................................................       19

ARTICLE XI -- MISCELLANEOUS
         Section 11.1  Governing Law.................................................................       19
         Section 11.2  Counterparts..................................................................       20
         Section 11.3  Reliance by Third Parties.....................................................       20
         Section 11.4  Provisions in Conflict with Law on Regulations................................       20
         Section 11.5  Signatures....................................................................       20

         Section 11.6  Seal..........................................................................       20
         Section 11.7  Fiscal Year...................................................................       20
         Section 11.8  Waivers of Notice.............................................................       20
         Section 11.9  Reports.......................................................................       20


                              CORE TRUST (DELAWARE)






         This TRUST INSTRUMENT of CORE TRUST (DELAWARE) is restated and amended this 1st day of November, 1994 by the parties signatory hereto, as Trustees.

         WHEREAS, having formed a business trust under the law of Delaware for the investment and reinvestment of the Trust's assets the Trustees do desire to amend and restate the Trust Instrument executed on September 1, 1994; and

         WHEREAS, it is proposed that the trust assets be composed of money and property contributed hereto by the holders of interests in the trust entitled to ownership rights in the trust;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders of interests in the trust and subject to the provisions hereof, to wit:


                                    ARTICLE I
                                    THE TRUST

         1.1. NAME. The name of the trust created hereby (the "Trust") shall be "Core Trust (Delaware)," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or holders of interests in the Trust. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

          1.2. DEFINITIONS. As used in this Trust Instrument, the following terms shall have the following meanings:

         The terms "Affiliated Person," "Assignment" and "Interested Person" shall have the meanings given them in the 1940 Act, as modified by any applicable order or orders of the Commission or interpretive releases of the Commission thereunder.

         "Book Capital Account" shall mean, for any Holder of Interests in a particular Series at any time, the Book Capital Account of the Holder with respect to that Series for such day, determined in accordance with Article VIII of this Instrument.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Delaware Act" shall mean Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts," as it may be amended from time to time.

         "Fiscal Year" shall mean, with respect to any Series, an annual period as determined by the Trustees.

         "Holders" shall mean as of any particular time all holders of record of Interests of a Series of the Trust at such time.

         "Instrument" shall mean this Trust Instrument as amended from time to time. References in this Instrument to "Instrument," "hereof," "herein" and "hereunder" shall be deemed to refer to the Instrument rather than the article or section in which such words appear.

         "Interest(s)" shall mean, with respect to each Series, the interest of a Holder in that Series, including all rights, powers and privileges accorded to such Holders in this Instrument, which interest may be expressed as a percentage, determined by calculating, at such times and on such basis, as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances in that Series. Reference herein to a specified percentage in, or fraction of, Interests of the Holders in a Series means Holders whose combined Book Capital Accounts represent such specified percentage or fraction of the Book Capital Accounts of all Holders in that Series.

         "Investment Manager" shall mean any person furnishing services to the Trust or any Series pursuant to any investment management contract as described in Section 4.1 hereof.

         "Majority Interests Vote" shall mean, with respect to the Trust or a Series thereof, the vote, at a meeting of the Holders of the Trust or Series, as the case may be, of (i) 67% or more of the Interests present or represented at such meeting, if the Holders of more than 50% of the Interests of the Trust or Series, as the case may be, are present or represented by proxy or (ii) more than 50% of the Interests of the Trust or Series, as the case may be, whichever is less.

         "Net Asset  Value"  shall  have the  meaning  assigned  to that term in
Section 8.2 hereof.

         "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Registration Statement" shall mean the Registration Statement of the Trust under the 1940 Act, as amended from time to time.

         "Series" shall mean a series of Interests of the Trust established in accordance with the provisions of Article VI, Section 6.8 hereof.

         "Trustees" shall mean the signatories to this Instrument, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, who are herein referred to as the "Trustees," and reference in this Instrument to a Trustee or Trustees shall refer to such person or persons in their capacity as trustees hereunder.

         "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or any Series, or the Trustees on behalf of the Trust or any Series.

         The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.

                                   ARTICLE II
                              TRUSTEES AND OFFICERS

         2.1. NUMBER AND QUALIFICATION. The number of Trustees shall be fixed from time to time by the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than three or more than twelve. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article. Any such appointment shall not become effective, however, until the individual appointed shall have accepted such appointment and agreed to be bound by the terms of this Instrument. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Instrument.

         2.2. TERM AND ELECTION. Each Trustee named herein, or elected or appointed hereunder, shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof) hold office until the Trustee's successor has been elected and has qualified to serve as Trustee. Beginning with the Trustees elected at the first meeting of Holders, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided unless such Trustee resigns or is removed as provided in
Section 2.3 below.

         2.3. RESIGNATION AND REMOVAL. Any Trustee may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed by the affirmative vote of the Holders of two-thirds (2/3) of the Interests or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Removal with cause includes, but is not limited to, the removal of a Trustee due to physical or mental incapacity. Upon the resignation or removal of a Trustee, or the Trustee's otherwise ceasing to be a Trustee, the Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as trustee, the Trustee's legal representative shall execute and deliver on the Trustee's behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         2.4. VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee or increase in the number of Trustees. No such vacancy shall operate to annul this Instrument or to revoke any existing agency created pursuant to the terms of this Instrument. In the case of a vacancy, the Holders of at least a majority of the Interests entitled to vote, acting at any meeting of the Holders held in accordance with Section 9.1 hereof, or a majority vote of the Trustees continuing in office, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Instrument.

         2.5.     MEETINGS.

         (a) Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary, or any two Trustees. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Instrument, any action of the Trustees may be taken by vote of a majority of the Trustees present (a quorum being present) at a meeting duly called or by unanimous written consent of the Trustees without a meeting. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given. The Trustees by majority vote may delegate to any one or more of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

         (b) Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the Trustees. Notice of any other meeting shall be given by mail, facsimile or telegram (which term shall include a cablegram) or delivered personally, which shall include by telephone. Notice of a meeting designating the time, date and place of such meeting shall be mailed not less than 72 hours or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

         (c) All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting.

         (d) The Chairman, if any, shall act as chairman at all meetings of the Trustees; in the Chairman's absence the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary.

         (e) With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5, or with respect to committees, Section 2.6 of this Instrument, and shall be entitled to vote to the extent permitted by the 1940 Act.

         2.6.     COMMITTEES.

         (a) Any committee of the Trustees may act with or without a meeting. A quorum for all meetings of any committee shall be a majority of the members thereof or such lesser number as determined by the Trustees. Unless provided otherwise in this Instrument, any action of any committee may be taken by a vote of a majority of the members present (a quorum being present) at a meeting or by unanimous written consent of the members without a meeting or by telephone meeting.

         (b) The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two (2) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon decrease or withdrawal of Interests of the Trust or any Series, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law or this Instrument they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a Chairman of any such Committee. In the absence of such designation, the Committee may elect its own Chairman. Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the Office of the Trust.

         (c) The Trustees may (1) provide for stated  meetings of any Committee;
(2) specify the manner of calling and notice required for special meetings of any Committee; (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee; (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting; and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

          2.7. BY-LAWS. The Trustees may, but need not, adopt By-Laws for the conduct of the business of the Trust and may from time to time amend or repeal any By-Laws.

         2.8. OFFICERS OF THE TRUST. The Trustees shall, from time to time, elect a President, a Secretary and a Treasurer. The Trustees may elect or appoint, from time to time, a Chairman of the Board. The Trustees may elect or appoint such other officers or assistant officers, including Vice Presidents, as the business of the Trust may require. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. The Trustees may designate a Vice President as an Executive Vice President and may designate the order in which the other Vice Presidents may act. The Chairman and the President shall be Trustees, but no other officer of the Trust need be a Trustee. Any officer may be required by the Trustees to be bonded for the faithful performance of the officer's duties in such amount and with such sureties as the Trustees may determine.

         2.9. ELECTION, TENURE AND REMOVAL OF OFFICERS. At the initial organization meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the Chairman, if any, President, Secretary, Treasurer. The Trustees may from time to time elect or appoint such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust and such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees also may authorize or appoint the President to appoint such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. The Trustees may fill any vacancy in office or add any additional officers at any time. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

         2.10. CHAIRMAN, PRESIDENT, AND VICE PRESIDENTS. The Chairman, if any, shall, if present, preside at all meetings of the Holders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the absence of the Chairman, if any, the President shall preside at all meetings of the Holders and the Trustees. Subject to direction of the Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust, at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank or the Vice President designated by the Trustees, shall perform all of the duties of President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

         2.11. SECRETARY. The Secretary shall keep the minutes of all meetings of, and record all votes of, Holders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

         2.12. TREASURER. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the President's office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust as may be ordered by the Trustees or the Treasurer. The Treasurer shall deliver all funds of the Trust which may come into the Treasurer's hands to such Custodian as the Trustees may employ pursuant to Article V of these By-Laws. The Treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer's possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees or President shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any investment adviser, administrator or manager to maintain bank accounts and deposit and disburse funds on behalf of the Trust.

         2.13. OTHER OFFICERS AND DUTIES. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of their office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President.

                                   ARTICLE III
                               POWERS OF TRUSTEES

         3.1. GENERAL. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Instrument. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

         3.2.     INVESTMENTS.  The Trustees shall have power to:

         (a) Conduct, operate and carry on the business of an investment company;

         (b) Subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any form of property including United States and foreign currencies and related instruments including forward contracts, and securities, including common and preferred stocks, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, futures contracts, and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government, any foreign government, or any agency, instrumentality or political subdivision of the United States Government or any foreign government, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States or under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with the respect to any additional securities in which the Trustees may determine to invest.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         3.3. LEGAL TITLE. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person on behalf of the Trust, on such terms as the Trustees may determine.

         The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon the Trustee's due election and qualification. Upon the resignation, removal or death of a Trustee, the Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

          3.4. SALE OF INTERESTS. Subject to the more detailed provisions set forth in Articles VII and VIII, the Trustees shall have the power to permit persons to purchase Interests and to add to or reduce, in whole or in part, their Interest in the Trust or any Series thereof.

         3.5. BORROW MONEY. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

         3.6. DELEGATION. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

         3.7. COLLECTION AND PAYMENT. The Trustees shall have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

         3.8. EXPENSES. The Trustees shall have power to incur and pay all expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Instrument, and to pay reasonable compensation from the funds of the Trust or the assets of the appropriate Series to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable, and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust or any Series thereof.

         3.9. MISCELLANEOUS POWERS. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property or the assets of the appropriate Series, insurance policies insuring the Investment Manager, placement agent, Holders, Trustees, officers, employees, agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Manager, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the Fiscal Year of each Series of the Trust and the method in which its accounts shall be kept; (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust;
(j) establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article VI hereof; (k) subject to the provisions of Section 3804 of the Delaware Act, allocate assets, liabilities and expenses of the Trust to a particular Series or apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets belonging to that Series as provided for in
Article VI hereof; (l) establish, from time to time, a minimum investment for Holders in the Trust or in one or more Series, and require the withdrawal of any Holder whose investment is less than such minimum upon giving notice to such Holder and; (m) appoint, or authorize any officer or officers to appoint, one or more registrars of the Trust.

         3.10. FURTHER POWERS. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Instrument, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Trust Property.

         3.11. PRINCIPAL TRANSACTIONS. The Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust or any Series to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment manager, placement agent or transfer agent for the Trust or with any Interested Person of such person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, investment manager, placement agent, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

                                   ARTICLE IV
                        INVESTMENT MANAGEMENT, CUSTODIAL
                        AND PLACEMENT AGENT ARRANGEMENTS

         4.1. INVESTMENT MANAGEMENT AND OTHER ARRANGEMENTS. The Trustees may in their discretion, from time to time, enter into investment management contracts or placement agent agreements with respect to the Trust or any Series whereby the other party to such contract or agreement shall undertake to furnish the Trustees such investment management, placement agent and/or other services as the Trustees shall, from time to time, consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Instrument, the Trustees may authorize any Investment Manager (subject to such general or specific instruments as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Manager (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

         4.2.     CUSTODIAL ARRANGEMENTS.

         (a) The Trustees shall at all times employ a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as the Trust's agent, but subject to such restrictions, limitations and other requirements as the Trustees shall determine (i) to hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing; (ii) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and (iii) to disburse such funds upon orders or vouchers.

         (b) The Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, subcustodians or other agents.

         (c) The funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any investment adviser, administrator or manager), as the Trustees may from time to time authorize.

         4.3. PARTIES TO CONTRACT. Any contract may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in the Holder's and/or Trustee's capacity as Holder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Sections 4.1 or 4.2 above or otherwise, and any person may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.3.

         4.4.  COMPLIANCE  WITH 1940 ACT. Any contract  entered into pursuant to
Section 4.1 shall be consistent with and subject to the requirements of Section 15 of the 1940 Act, as modified by any applicable order or orders of the Commission or interpretive releases of the Commission thereunder, with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

                                    ARTICLE V
                            LIMITATIONS OF LIABILITY

         5.1. NO PERSONAL LIABILITY OF TRUSTEES, HOLDERS. No Trustee, when acting in such capacity, shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Holders, in connection with Trust Property or the affairs of the Trusts. No Trustee, when acting in such capacity, shall be subject to any personal liability whatsoever, provided that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustees hereunder. No Holder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the affairs of the Trust. The Trustees shall have no power to bind any Holder personally or to call upon any Holder for the payment of any sum of money or assessment whatsoever other than such as the Holder may at any time personally agree to pay by way of purchase of or increase in Interests or otherwise.

         5.2.     INDEMNIFICATION.

         (a)      Subject to the exceptions and limitations contained in Section
(b) below:

                  (i) Every Person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

                  (ii) The words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         (b)      No indemnification  shall  be  provided hereunder to a Covered
         Person:

                  (i) Who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person's office or (B) not to have acted in good faith in the reasonable belief that Covered Person's action was in the best interest of the Trust; or

                  (ii) In the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Trustee's or officer's office,

                    (A) By the court or other body approving the settlement;

                    (B) By at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                    (C) By written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry);

         provided,   however,   that  any  Holder  may,  by  appropriate   legal
         proceedings, challenge any such determination by the Trustees or by independent counsel.

         (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

         (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 5.2 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or Series if it is ultimately determined that he is not entitled to indemnification under this Section 5.2; provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking,
(b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 5.2.

         (e) Conditional advancing of indemnification  monies under this Section
5.2 for actions based upon the 1940 Act may be made only on the following conditions: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay that amount of the advance which exceeds that amount which it is ultimately determined that he is entitled to receive from the Trust by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayments may be obtained by the Trust without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Trust's disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that the recipient of the advance ultimately will be found entitled to indemnification.

         (f) In case any Holder or former Holder of any Series shall be held to be personally liable solely by reason of the Holder or former Holder being or having been a Holder of that Series and not because of the Holder or former Holder acts or omissions or for some other reason, the Holder or former Holder (or the Holder or former Holder's heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Holder, assume the defense of any claim made against the Holder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

         5.3. NO BOND REQUIRED OF TRUSTEES. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of the Trustee's duties hereunder.

         5.4. NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC. No purchaser, lender, or other person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust or any Series, and every other act or thing whatsoever executed in connection with the Trust or any Series, shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust or any Series made or sold by the Trustees or by any officer, employee or agent of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee and agent of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Instrument, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         5.5. RELIANCE ON EXPERTS, ETC. Each Trustee and officer or employee of the Trust shall, in the performance of the Trustee's, officer's and employee's duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or any Series, upon an opinion of counsel, or upon reports made to the Trust or any Series by any of its officers or employees or by any Investment Manager, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI
                             INTERESTS OF THE TRUST

         6.1. INTERESTS. The beneficial interest in the property of the Trust shall be divided into Interests of one or more separate and distinct Series as the Trustees shall from time to time create and establish. The Trustees may permit the purchase of Interests in any Series by any number of Persons. Subject to applicable law and to such restrictions as may be adopted by the Trustees, a Holder may increase or decrease its Interest in any Series without limitation.

         6.2. RIGHTS OF HOLDERS. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Interests and they shall have no right to call for any partition or division of any property, profits or rights of the Trust. The Interests shall be personal property giving only the rights specifically set forth in this Instrument.

         6.3. PURCHASE OF OR INCREASE IN INTERESTS. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit the purchase of Interests of any Series by such party or parties (or increase in the Interest of a Holder in any Series) and for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may make such additional rules and regulations, not inconsistent with this Instrument, as they may deem expedient concerning the purchase or increase of Interests.

         6.4. REGISTER OF INTERESTS. A register shall be kept at the principal office of the Trust under the direction of the Trustees which shall contain the names and addresses of the Holders of each Series and the Book Capital Account balances of each Holder of each Series. Each such register shall be conclusive as to who are the Holders of each Series of the Trust and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, or to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trustees as shall keep the said register for entry thereon.

         6.5. NON-TRANSFERABILITY. Interests of a Series shall not be transferable, unless the prospective transferor obtains the prior unanimous consent of the Holders of that Series to the transfer. Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive right of a person in whose name any Interest stands on the record of Holders as the holder of such Interest for all purposes, including, without limitation, the rights to receive distributions, and to vote as such holder, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in any such Interest on the part of any other person.

          6.6. NOTICES. Any and all notices to which any Holder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Trust.

          6.7. ASSENT TO TRUST INSTRUMENT. Every Holder, by virtue of having become a Holder,shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

         6.8. ESTABLISHMENT OF SERIES. The Trust created hereby shall consist of one or more Series and separate and distinct records shall be maintained by the Trust for each Series and the assets associated with any such Series shall be held and accounted for separately from the assets of the Trust or any other Series. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Holders of any Series of the Trust, to establish and designate and to change in any manner any such Series of Interests and to fix such preferences, voting powers, right and privileges of such Series as the Trustees may from time to time determine, to classify or reclassify any unissued Interests or any Series into one or more Series, and to take such other action with respect to the Interests as the Trustees may deem desirable. The establishment and designation of any Series shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative rights and preferences of the Interests of such Series. At any time that there are no Interests outstanding of any particular Series previously established and designated, the Trustees may by a majority vote abolish that Series and the establishment and designation thereof.

         All references to Interests in this Trust Instrument shall be deemed to be Interests of any or all Series, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust, except as the context otherwise requires.

         6.9. ASSETS AND LIABILITIES OF SERIES. All consideration received by the Trust for the issuance or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as "assets belonging to" that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Holders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Holders of Interests of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Holders of all Series for all purposes. Without limitation of the foregoing provisions of this
Section 6.9, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, changes or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against assets of such Series only, and not against the assets of the Trust generally. Notice of this contractual limitation on inter-Series liabilities may, in the Trustee's sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of the Delaware Act setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series. No Holder or former Holder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

                                   ARTICLE VII
                            DECREASES AND WITHDRAWALS

         7.1. DECREASES AND WITHDRAWALS. A Holder shall have the authority to decrease or withdraw its Interest in any Series of the Trust, at such Holder's option, subject to the terms and conditions provided in this Article VII. The Trust shall, upon application of any Holder or pursuant to authorization from any Holder, and subject to this Article VII, decrease or withdraw such Holder's Interest for an amount (which shall be treated as a distribution for purposes of Section 8.1) determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that (a) such amount shall not exceed the positive balance in such Holder's Book Capital Account (determined after taking into account such adjustments as are required by Treasury Department Regulation (beta) 1.704-1(b) (2) (ii) (B) (2) but before reduction thereof to reflect the distribution of such amount) and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such decrease or withdrawal, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of decrease or withdrawal. The procedures for effecting decreases or withdrawals shall be as determined by the Trustees from time to time.

                                  ARTICLE VIII
                      DETERMINATION OF BOOK CAPITAL ACCOUNT
            BALANCES, NET ASSET VALUE, ALLOCATIONS AND DISTRIBUTIONS

         8.1. BOOK CAPITAL ACCOUNT BALANCES. A Book Capital Account shall be maintained for each Holder of each Series. With respect to each Series, each Book Capital Account shall be credited with the amounts of consideration paid by the Holder to purchase or increase its Interest in the Series and with its share of the Series' Net Profits (defined below), shall be charged with such Holder's share of the Series' Net Losses (defined below), distributions and withholding taxes (if any) and shall otherwise appropriately reflect transactions of the Series and the Holders. No interest shall be paid on any amount of consideration paid to the Trust to purchase or increase Interests.

         "Net Profits" of a Series for any given time period shall mean the excess of the Net Asset Value of the Series (defined in Section 8.2) at the close of business on the last day of the period, prior to any distribution being made with respect to such period, over the Net Asset Value of the Series as of the opening of business on the first day of such period, after any additional contributions made on such date.

         "Net Losses" of a Series for any given time period shall mean the excess of the Net Asset Value of the Series as of the opening of business on the first day of the period, after any additional contributions made on such date, over the Net Asset Value of the Series at the close of business on the last day of such period, prior to any distribution being made with respect to such period.

         The Book Capital Account balances of Holders of each Series shall be determined periodically at such time or times as the Trustees may determine. The power and duty to make calculations necessary to determine these balances may be delegated by the Trustees to the Investment Manager, custodian, or such other person as the Trustees may determine.

         Notwithstanding  anything  herein  to the  contrary,  the Book  Capital
Accounts and any related accounts (including without limitation tax capital accounts, gross appreciation [unrealized gain] accounts, and gross depreciation [unrealized loss] accounts) of the Holders and of any series shall at all times during the full term of such Series be determined and maintained in accordance with the rules of Treasury Department Regulation (beta) 1.704-1 (b) (2) (iv). The Trustees are authorized to prescribe, in their absolute discretion, such policies for the establishment and maintenance of such accounts ("Policies") as they, in consultation with the Trust's professional advisers, consider to be in accordance with the requirements of such rules.

         8.2. NET ASSET VALUE. The term "Net Asset Value" shall mean, with respect to any Series, that amount by which the assets of the Series exceed its liabilities, all as determined by or under the direction of the Trustees. In making this determination, the Trustees, without Holder approval, may alter the method of valuing portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series. The Trustees may delegate any of their powers and duties under this Section 8.2 with respect to valuation of assets and liabilities.

         8.3.     ALLOCATION OF NET PROFITS AND NET LOSSES.

         (a) Net Profits and Net Losses of each Series shall be determined and allocated daily as of the close of business to and among the Holders of that Series in proportion to their respective Interests in the Series, determined as of the opening of business on such day.

         (b) Except as otherwise provided in this Section 8.3, for each fiscal year, items of income, deduction, gain, loss or credit that are recognized by a Series for tax purposes shall be allocated pursuant to Treasury

Department Regulations (beta) 1.704-1(b) in such manner as to equitably reflect amounts credited or debitEd to the Book Capital Account of each Holder of that Series for such year. Allocations of such items also shall be made, where appropriate, in accordance with section 704(c) of the Code and the regulations thereunder, as may be provided in any Policies adopted by the Trustees pursuant to Section 8.1.

         (c) Expenses of a Series, if any, which are borne by any Holder of that Series in its individual capacity shall be specially allocated to that Holder.

         (d) Notwithstanding anything in Section 8.3(b) or (c) to the contrary, in the event any Holder of a Series unexpectedly receives any adjustments, allocations or distributions described in Treasury Department Regulations
(beta)1.704-1(b)(2)(ii)(d)(4),          (beta)1.704-1(b)(2)(ii)(d)(5)         or
(beta)1.704-1(b)(2)(ii)(d)(6), items oF income (including gross income) and gain of that Series shall be specially allocated to such Holder in an amount and manner sufficient to eliminate the deficit balance in the Holder's Book Capital Account (as determined in accordance with Treasury Department Regulation (beta) 1.704-1 (b)(2)(ii)(D)) created by such adjustments, allocatiOns or distributions as quickly as possible. Any special allocations of income and gain of a Series pursuant to this Section 8.3(d) shall be taken into account in computing subsequent allocations of income and gain of that Series pursuant to this
Article VIII, so that the net amount of any items of that Series so allocated and the income, gain, loss, deduction and all other items of that Series allocated to each Holder pursuant to this Article VIII shall, to the extent possible, equal the net amount that would have been allocated to each such Holder pursuant to the provisions of this Article VIII if such special allocations had not been made.

     8.4. DISTRIBUTIONS. The Trustees may from time to time agree to the payment of distributions to Holders of a Series. The amount of such distributions and the payment of them and whether they are in cash or in any other assets of the Series shall be wholly in the discretion of the Trustees.

         8.5. POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining, for financial reporting and/or tax accounting purposes, (a) the Net Profits, Net Losses, taxable income, tax loss, and/or net assets of any Series (or, where appropriate in the Trustees' judgment, of the Trust as a whole), and/or (b) the allocation of the Net profits or Net Losses and taxable income or tax loss so determined among, or the payment of distributions to, the Holders of any Series as they deem necessary or desirable to enable the Trust or any Series to comply with any provision of the 1940 Act, the Code, any rule or regulation thereunder, or any order of exemption issued by the Commission, all as in effect now or as hereafter amended or modified.

                                   ARTICLE IX
                                     HOLDERS

         9.1. MEETINGS OF HOLDERS. Meetings of the Holders of any Series may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests of that Series, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. Holders of one-third of the Interests entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by law or by this Instrument. The Chairman, if any, shall act as chairman at all meetings of the Holders; in the Chairman's absence, the President shall act as chairman; and in the absence of the Chairman and the President, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves. Holders may vote either in person or by duly executed proxy and each Holder shall be entitled to vote proportionate to the Holder's Interest in the Trust or affected Series. If a quorum is present at a meeting, an affirmative vote of a majority of interest of the Holders present and entitled to vote thereon, either in person or by proxy, at such meeting constitutes the action of the Holders, unless law or this Instrument requires a greater number of affirmative votes.

         9.2. NOTICE OF MEETINGS. Notice of all meetings of the Holders of any Series, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Holder of that Series, at the Holder's registered address, mailed at least 10 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Holder who shall have failed to inform the Trust of the Holder's current address or if a written waiver of notice, executed before or after the meeting by the Holder or the Holder's attorney thereunto authorized, is filed with the records of the meeting.

         9.3. RECORD DATE FOR MEETINGS. For the purpose of determining the Holders who are entitled to notice of and to vote at any meeting, including any adjournment thereof, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of the Holders or payment of distributions or other action, as the case may be, as a record date for the determination of the Persons to be treated as Holders of record for such purposes. If the Trustees do not, prior to any meeting of Holders, so fix a record date, then the date of mailing notice of the meeting shall be the record date.

         9.4. PROXIES, ETC. At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy may be given in writing, by any electronic or telecommunications device or in any other manner. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to a vote proportionate to its Interest in the Trust or applicable Series, as the case may be. When Interests are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of its Interest, the Holder may vote by the Holder's guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

         9.5. INSPECTORS OF ELECTION. In advance of any meeting of Holders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Holders may, and on the request of any Holder or the Holder's proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Holders or proxies, a majority of the Interests present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Holders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as Chairman. The Inspectors of Election shall determine the percentage of the total Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Holder or a Holder's proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

         9.6. INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Holders during normal business hours for any purpose not harmful to the Trust. At each meeting of the Holders of the Trust or any Series there shall be open for inspection the minutes of the last previous meeting of Holders of the Trust or Series, as the case may be, and a list of the Holders of the Trust or Series, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder and the address and the percentage of the total Interests owned by such Holder.

         9.7. HOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken by Holders may be taken without a meeting if Holders shall unanimously consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.

         9.8. VOTING POWERS. The Holders shall have power to vote only (i) for the election of Trustees as provided in Sections 2.2 and 2.4; (ii) for the removal of Trustees as provided in Section 2.3; (iii) with respect to any investment management contract entered into pursuant to Section 4.1; (iv) with respect to termination of the Trust as provided in Section 10.1; and (v) with respect to any such additional matters relating to the Trust as may be required by this Instrument or any registration of the Trust as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable. On any matter submitted to a vote of the Holders, all Interests shall be voted separately by individual Series, except (i) when required by the 1940 Act, Interests shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series, then the Holders of all such Series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Until Interests are issued and at any time wherein no Interests are outstanding, the Trustees may exercise all rights of Holders and may take any action required by law or this Instrument to be taken by Holders.

                                    ARTICLE X
                       DURATION; TERMINATION; DISSOLUTION;
                            AMENDMENT; MERGERS; ETC.

         10.1.    TERMINATION OF TRUST OR ANY SERIES.

     (a) The Trust or any Series may be terminated by (i) a Majority Interests Vote of each Series affected by the matter or, if applicable, a Majority Interests vote of the Trust, or (ii) the Trustees by written notice to the Holders. Upon any such termination,

                   (i) The Trust or any affected Series shall carry on no business except for the purpose of winding up its affairs.

                  (ii) The Trustees shall proceed to wind up the affairs of the Trust or any affected Series and all of the powers of the Trustees under this Instrument with respect to the Trust or any affected Series shall continue until the affairs of the Trust or any such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or any such Series, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of the remaining assets of the Trust or any such Series to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees shall distribute the remaining assets of the Trust or any affected Series, in cash or in kind or partly each, among the Holders of the Trust or the affected Series in proportion to their respective Interests in the Trust or Series (that is, in accordance with the positive Book Capital Account balances of the Holders), after taking into account such adjustments as are required by Treasury Department Regulation (beta) 1.704-1(b) (2) (ii) (B) (2).

         (b) Upon termination of the Trust or any Series and distribution to the Holders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust or any Series, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust or Series, and the rights and interests of all Holders of the Trust or Series shall thereupon cease.

         10.2. DISSOLUTION. Any Series shall be dissolved 120 days after a Holder of an Interest in such Series either (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudicated a bankrupt or insolvent, (d) files any pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding, or (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Holder or of all or any substantial part of its assets, unless, within such 120 days, Holders (excluding the Holder with respect to whom such event occurs) owning a majority of the Interests in such Series vote to continue the Series. Upon any dissolution pursuant to this section, the provisions of Section 10.1(a) (i),
(ii), and (iii) shall apply as if such dissolution were a termination described in Section 10.1.

         10.3.    AMENDMENT PROCEDURE.

         (a) Except as specifically provided herein, the Trustees may, without the vote or consent of Holders, amend or otherwise supplement this Instrument by making an amendment, a trust instrument supplemental hereto or an amended and restated trust instrument. Holders shall have the right to vote (i) on any amendment which would affect their right to vote granted in Section 9.8, (ii) on any amendment to this Section 10.3, (iii) on any amendment as may be required by law or by the Trust's registration statement filed with the Commission, and (iv) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Holders which, as the Trustees determine, shall affect the Holders of one or more Series shall be authorized by vote of the Holders of each Series affected, and no vote of Holders of a Series not affected shall be required.

         (b) Notwithstanding anything else herein, any Amendment to Article 5 hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment. Nothing contained in this Instrument shall permit the amendment of this Instrument to impair the exemption from personal liability of the Holders or Trustees of the Trust.

         (c) A certification signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Instrument, as amended, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

         Notwithstanding any other provision hereof, until such time as Interests are first sold, this Instrument may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         10.4. MERGER OR CONSOLIDATION. Notwithstanding anything else herein, the Trustees may, without the prior consent or vote of the Holders, cause the Trust or any Series to merge or consolidate with any other partnership, trust or other organization. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Instrument, any such agreement of merger or consolidation may effect any amendment to the Instrument or effect the adoption of a new trust instrument of the Trust if the Trust or Series is the surviving or resulting entity in the merger or consolidation.

         10.5. INCORPORATION. Notwithstanding anything else herein, the Trustees may, without the prior consent or vote of the Holders, cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or the assets of any Series or to carry on any business in which the Trust or any Series shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property or the assets of any Series to any such corporation, trust, association or organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust or any Series holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any Series or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. In addition, nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property or the assets of any Series to such organizations or entities.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1. GOVERNING LAW. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Instrument, and the rights and obligations of the Trustees and Holders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Instrument. The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     11.2. COUNTERPARTS. This Instrument may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         11.3. RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Instrument may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Holders; (b) the due authorization of the execution of any instrument or writing; (c) the form of any vote passed at a meeting of Trustees or Holders; (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Instrument; (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or; (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

         11.4.    PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

         (a) The provisions of this Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with any applicable laws or regulations, the conflicting provision shall be deemed never to have constituted a part of this Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Instrument or render invalid or improper any action taken or omitted prior to such determination.

         (b) If any provision of this Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Instrument in any jurisdiction.

         (c) It is intended that each Series of the Trust be classified as a partnership for federal income tax purposes. The Trustees, in their sole discretion and without the vote or consent of the Holders, may amend this Instrument and do whatever else they determine to be necessary to ensure that this objective is achieved.

     11.5. SIGNATURES. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in this Instrument or as the Trustees may from time to time by resolution provide.

         11.6. SEAL. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Delaware business corporation.

     11.7. FISCAL YEAR. The fiscal year of the Trust and each Series shall begin on June 1, provided, however, that the Trustees may from time to time change the fiscal year of the Trust or of any Series.

         11.8. WAIVERS OF NOTICE. Whenever any notice whatever is required to be given by law or this Instrument, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed for the purposes of this Instrument when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled or wirelessed.

         11.9. REPORTS. The Trustees shall cause to be prepared, at least annually, a report of operations containing those financial statements as may be required by laws or as the Trustees may direct for each Series prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders of each Series at least semi-annually interim reports containing unaudited financial statements as may be required by laws or as the Trustees may direct.

         IN WITNESS WHEREOF, the undersigned have caused this amended and restated Trust Instrument to be executed as of the day and year first above written.



                                                 -----------------------------
                                                 Thomas G. Sheehan
                                                 as Trustee and not individually



                                                 -----------------------------
                                                 Max Berueffy
                                                 as Trustee and not individually



                                                 -----------------------------
                                                 David I. Goldstein
                                                 as Trustee and not individually